                                   EXHIBIT 15

                 UNAUDITED INTERIM FINANCIAL INFORMATION LETTER

                                   EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated April 16, 1999, except for the information in Note 1 as to which the date is July 23, 1999, on our reviews of interim condensed consolidated financial information of Digi International Inc. and subsidiaries (the Company) for the three month and six month periods ended March 31, 1999 and 1998, and included in the Company's Form 10-Q/A for the quarter ended March 31, 1999, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821, 333-23857 and 333-57869).

                                                   PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
August 16, 1999